Exhibit 99.1

Frontier Reports Third-Quarter 2025 Results

•	Fiber broadband revenue growth accelerated to 25% year-over-year driven by a record 133,000 fiber net adds and 5% ARPU growth
•	Fiber-first strategy delivered double-digit Adjusted EBITDA growth of 16% year-over-year

DALLAS, Texas, October 28, 2025 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported third-quarter 2025 results today.

“The team absolutely crushed it – once again delivering our best quarter ever,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “We achieved outstanding results across our operational and financial metrics, delivered double-digit EBITDA growth and reached an all-time high in customer growth.”

Jeffery continued, “Our success is a credit to the relentless execution of our strategy and the belief that we play a critical role in building the digital infrastructure this country needs. The whole team continues to run hard and fast as we approach our next chapter, reflected in our record-breaking performance quarter after quarter. We are committed to maintaining this momentum as we join forces with Verizon to ensure more Americans have access to high-speed fiber internet.”

Third-Quarter 2025 Highlights

•	Added 326,000 fiber passings to reach 8.8 million total locations passed with fiber
•	Added 133,000 fiber broadband customers, resulting in fiber broadband customer growth of 20.2% year-over-year
•	Consumer fiber broadband ARPU of $68.59 increased 4.9% year-over-year
•	Revenue of $1.55 billion increased 4.1% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $117 million and net loss of $76 million
•	Adjusted EBITDA of $637 million increased 16% year-over-year driven by revenue growth, lower content expense and realized cost efficiency partially offset by higher customer acquisition costs[1]
•	Cash capital expenditures of $819 million
•	Generated net cash from operations of $504 million

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income (loss).

Third-Quarter 2025 Consumer Results

•	Consumer revenue of $826 million increased 4.7% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Consumer fiber revenue of $628 million increased 16.9% year-over-year as growth in broadband was partly offset by declines in video
•	Consumer fiber broadband revenue of $521 million increased 25.8% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 125,000 resulted in Consumer fiber broadband customer growth of 20.4% year-over-year
•	Consumer fiber broadband customer churn of 1.41% compared to 1.49% in the third quarter of 2024

Third-Quarter 2025 Business and Wholesale Results

•	Business and Wholesale revenue of $707 million increased 3.7% year-over-year driven by growth in fiber-based products and units price increases in network access services
•	Business and Wholesale fiber revenue of $328 million decreased slightly year-over-year
•	Business and Wholesale fiber broadband customer net additions of 8,000 resulted in Business and Wholesale fiber broadband customer growth of 16.7% year-over-year
•	Business and Wholesale fiber broadband ARPU of $96.63 decreased 2.1% year-over-year[2]
•	Business and Wholesale fiber broadband customer churn of 1.32% compared to 1.50% in the third quarter of 2024[2]

Capital Structure

As of September 30, 2025, Frontier had total liquidity of approximately $1.87 billion, including a cash balance of $0.34 billion, capacity on its delayed draw term loan facility of $0.82 billion and available borrowing capacity on its revolving credit facility of $0.71 billion. Frontier’s net leverage ratio on September 30, 2025, was approximately 4.8x3. Frontier has no long-term debt maturities prior to 2027.

2 Business and Wholesale ARPU and churn methodologies exclude circuits or fiber-to-the-tower churn.
3 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

Pending Acquisition by Verizon

As previously announced, on September 4, 2024, Verizon Communications Inc. (“Verizon”) and Frontier entered into a definitive agreement (the “merger agreement”) for Verizon to acquire Frontier (the “transaction”). In light of the pending transaction, Frontier will not be hosting a conference call or providing a financial outlook.

The transaction is expected to close by the first quarter of 2026, subject to certain required regulatory approvals and the satisfaction or waiver of the other conditions to the transaction described in the merger agreement.

Media Contact

Hayley Hoefer
Director, Communications
corporate.pr@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses. For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the SEC.

Forward-Looking Statements

This release contains “forward-looking statements” related to future events, including our 2025 outlook. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, the proposed merger with Verizon (the “Merger”), future operating and financial performance, our ability to implement our growth strategy, our capital expenditures, and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” ”will,” ”would,” or ”target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: the risk that the Merger may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Merger, including in circumstances which would require us to pay a termination fee; the effect of the pendency of the Merger on our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, suppliers and other business counterparties, or our operating results and business generally; risks related to the Merger diverting management’s attention from our ongoing business operations; the risk that the Company’s stock price may decline significantly if the Merger is not consummated; our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, including as a result of tariff policies, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations; our ability to successfully implement strategic initiatives and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs and potential disruptions in our supply chain, including the impact of trade tariffs, which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of and requirements of receiving federal and state universal service funding, grants or other subsidies and our ability to obtain future subsidies; our ability to comply with applicable CAF II and RDOF requirements and the risk of discontinuance of funding, penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, the imposition of trade tariffs or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel–Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; potential adverse impacts from natural disasters, wildfires and other severe weather events impacting our network, operations and customer base in certain markets; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the three months ended	For the three months ended	For the three months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024

Statements of Operations Data
Revenue	$1,550	$1,539	$1,489

Operating expenses:
Cost of service	547	532	538
Selling, general, and administrative expenses	395	490	427
Depreciation and amortization	470	457	410
Restructuring costs and other charges	21	16	28
Total operating expenses	1,433	1,495	1,403

Operating income	117	44	86

Investment and other income (loss), net	(9)	14	29
Interest expense	(198)	(197)	(203)

Loss before income taxes	(90)	(139)	(88)
Income tax benefit	(14)	(16)	(6)
Net loss	$(76)	$(123)	$(82)

Weighted average shares outstanding - basic	250,320	250,259	248,986
Weighted average shares outstanding - diluted	250,320	250,259	248,986

Basic net loss per common share	$(0.30)	$(0.49)	$(0.33)
Diluted net loss per common share	$(0.30)	$(0.49)	$(0.33)

Other Financial Data:
Capital expenditures	$819	$845	$699

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the nine months ended	For the nine months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2025	September 30, 2024

Statements of Income Data
Revenue	$4,600	$4,431

Operating expenses:
Cost of service	1,600	1,576
Selling, general, and administrative expenses	1,318	1,304
Depreciation and amortization	1,372	1,196
Restructuring costs and other charges	73	88
Total operating expenses	4,363	4,164

Operating income	237	267

Investment and other income, net	54	117
Interest expense	(595)	(601)

Loss before income taxes	(304)	(217)
Income tax benefit	(41)	(13)
Net loss	$(263)	$(204)

Weighted average shares outstanding - basic	250,111	247,866
Weighted average shares outstanding - diluted	250,111	247,866

Basic net loss per common share	$(1.05)	$(0.82)
Diluted net loss per common share	$(1.05)	$(0.82)

Other Financial Data:
Capital expenditures	$2,421	$1,991

Frontier Communications Parent, Inc.
Unaudited Financial Data

	For the quarter ended
($ in millions)	September 30, 2025	June 30, 2025	September 30, 2024

Selected Statement of Income Data
Revenue:
Data and Internet services	$1,120	$1,085	$1,004
Voice services	272	282	301
Video services	63	68	83
Other	78	87	83
Revenue from contracts with customers	1,533	1,522	1,471
Subsidy and other revenue	17	17	18
Total revenue	$1,550	$1,539	$1,489

Other Financial Data
Revenue:
Consumer	$826	$825	$789
Business and wholesale	707	697	682
Revenue from contracts with customers	$1,533	$1,522	$1,471

Fiber	$956	$939	$867
Copper	577	583	604
Revenue from contracts with customers	$1,533	$1,522	$1,471

	For the nine months ended	For the nine months ended
($ in millions)	September 30, 2025	September 30, 2024

Selected Statement of Income Data
Revenue:
Data and Internet services	$3,254	$2,934
Voice services	844	934
Video services	205	265
Other	247	250
Revenue from contracts with customers	4,550	4,383
Subsidy and other revenue	50	48
Total revenue	$4,600	$4,431

Other Financial Data
Revenue:
Consumer	$2,464	$2,365
Business and wholesale	2,086	2,018
Revenue from contracts with customers	$4,550	$4,383

Fiber	$2,808	$2,512
Copper	1,742	1,871
Revenue from contracts with customers	$4,550	$4,383

Frontier Communications Parent, Inc.
Unaudited Operating Data

	As of and for the three months ended			For the nine months ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Broadband customer metrics (1)
Broadband customers (in thousands)	3,308	3,227	3,057	3,308	3,057
Net customer additions	81	74	47	214	114

Consumer customer metrics
Customers (in thousands)	3,335	3,283	3,176	3,335	3,176
Net customer additions	52	51	22	142	47
Average monthly consumer revenue per customer	$83.19	$84.43	$83.12	$84.02	$83.51
Customer monthly churn	1.76%	1.61%	1.80%	1.62%	1.64%

Employees	12,679	12,765	12,950	12,679	12,950

(1) Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data

($ in millions)	September 30, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$336	$750
Accounts receivable, net	441	379
Other current assets	186	131
Total current assets	963	1,260

Property, plant and equipment, net	17,345	15,678
Other assets	3,319	3,676
Total assets	$21,627	$20,614

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$10	$10
Accounts payable and other current liabilities	3,151	2,279
Total current liabilities	3,161	2,289

Deferred income taxes and other liabilities	1,759	1,833
Long-term debt	12,008	11,551
Equity	4,699	4,941
Total liabilities and equity	$21,627	$20,614

	As of September 30, 2025
Leverage Ratio
Numerator:
Long-term debt due within one year	$10
Long-term debt	12,008
Total debt	$12,018
Less: Cash and cash equivalents	(336)
Net debt	$11,682

Denominator:
Adjusted EBITDA - last 4 quarters	$2,422

Net Leverage Ratio	4.8	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the three months ended
	September 30, 2025	September 30, 2024
($ in millions)

Cash flows provided from (used by) operating activities:
Net loss	$(76)	$(82)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	470	410
Pension/OPEB special termination benefit enhancements	-	1
Stock-based compensation	20	17
Amortization of premium	(5)	(5)
Bad debt expense	12	10
Other adjustments	5	3
Deferred income taxes	(14)	(8)
Change in accounts receivable	(24)	5
Change in long-term pension and other postretirement liabilities	(32)	(38)
Change in accounts payable and other liabilities	158	316
Change in prepaid expenses, income taxes, and other assets	(10)	(11)
Net cash provided from operating activities	504	618

Cash flows provided from (used by) investing activities:
Capital expenditures	(819)	(699)
Proceeds from sale of asset	1	8
Net cash used by investing activities	(818)	(691)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(2)	(403)
Proceeds from long-term debt borrowings	150	750
Financing costs paid	-	(29)
Proceeds from Notes Payable	50	-
Finance lease obligation payments	(14)	(8)
Taxes paid on behalf of employees for shares withheld	(1)	-
Other	(6)	(3)
Net cash provided from financing activities	177	307

Increase (Decrease) in cash, cash equivalents, and restricted cash	(137)	234
Cash, cash equivalents, and restricted cash at the beginning of the period	564	1,246

Cash, cash equivalents, and restricted cash at the end of the period	$427	$1,480

Supplemental cash flow information:
Cash paid during the period for:
Interest	$164	$153
Income tax payments, net	$-	$1

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data

	For the nine months ended
	September 30, 2025	September 30, 2024
($ in millions)

Cash flows provided from (used by) operating activities:
Net loss	$(263)	$(204)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,372	1,196
Pension/OPEB special termination benefit enhancements	-	11
Stock-based compensation	48	54
Amortization of premium	(16)	(15)
Bad debt expense	33	30
Other adjustments	15	10
Deferred income taxes	(44)	(18)
Change in accounts receivable	(96)	(3)
Change in long-term pension and other postretirement liabilities	(134)	(156)
Change in accounts payable and other liabilities	604	392
Change in prepaid expenses, income taxes, and other assets	(19)	30
Net cash provided from operating activities	1,500	1,327

Cash flows provided from (used by) investing activities:
Capital expenditures	(2,421)	(1,991)
Sale of short-term investments (1)	-	1,075
Proceeds on sale of assets	4	12
Other	2	6
Net cash used by investing activities	(2,415)	(898)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(5)	(410)
Proceeds from long-term debt borrowings	480	750
Payments of vendor financing	(16)	(415)
Financing costs paid	(17)	(29)
Proceeds from Notes Payable	50	-
Finance lease obligation payments	(35)	(23)
Taxes paid on behalf of employees for shares withheld	(12)	(49)
Other	(14)	(12)
Net cash provided from (used by) financing activities	431	(188)

Increase (Decrease) in cash, cash equivalents, and restricted cash	(484)	241
Cash, cash equivalents, and restricted cash at the beginning of the period	911	1,239

Cash, cash equivalents, and restricted cash at the end of the period	$427	$1,480

Supplemental cash flow information:
Cash paid during the period for:
Interest	$570	$565
Income tax payments (refund), net	$2	$(8)

(1) Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A

Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net loss	$(76)	$(123)	$(82)	$(263)	$(204)
Add back (subtract):
Income tax benefit	(14)	(16)	(6)	(41)	(13)
Interest expense	198	197	203	595	601
Investment and other (income) loss, net	9	(14)	(29)	(54)	(117)
Operating income	117	44	86	237	267
Depreciation and amortization	470	457	410	1,372	1,196
EBITDA	$587	$501	$496	$1,609	$1,463

Add back:
Pension/OPEB expense	$9	$8	$8	$25	$26
Restructuring costs and other charges	21	16	28	73	88
Stock-based compensation	20	13	17	48	54
Storm-related costs	-	3	-	6	-
Legal settlements	-	66	-	66	25
Adjusted EBITDA	$637	$607	$549	$1,827	$1,656

EBITDA margin	37.9%	32.6%	33.3%	35.0%	33.0%
Adjusted EBITDA margin	41.1%	39.4%	36.9%	39.7%	37.4%

Free Cash Flow
Net cash provided from operating activities	$504	$477	$618	$1,500	$1,327
Capital expenditures	(819)	(845)	(699)	(2,421)	(1,991)
Payment of vendor financing- capital expenditures	-	-	-	(16)	(415)
Operating free cash flow	$(315)	$(368)	$(81)	$(937)	$(1,079)

SCHEDULE B

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
($ in millions)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Adjusted Operating Expenses

Total operating expenses	$1,433	$1,495	$1,403	$4,363	$4,164

Subtract:
Depreciation and amortization	470	457	410	1,372	1,196
Pension/OPEB expense	9	8	8	25	26
Restructuring costs and other charges	21	16	28	73	88
Stock-based compensation	20	13	17	48	54
Storm-related costs	-	3	-	6	-
Legal settlements	-	66	-	66	25
Adjusted operating expenses	$913	$932	$940	$2,773	$2,775

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data (1)
(Unaudited)

		As of or for the quarter ended			For the nine months ended
		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Broadband Revenue ($ in millions)
Total Company	Fiber	$567	$541	$454	$1,622	$1,300
	Copper	116	125	141	370	447
	Total	$683	$666	$595	$1,992	$1,747

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		8.8	8.5	7.6

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		48.0%	47.2%	45.7%
Total Fiber Penetration		31.3%	30.9%	30.2%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	2,597	2,472	2,157
	Copper	481	526	666
	Total	3,078	2,998	2,823

Business + Wholesale (2)	Fiber	161	153	138
	Copper	69	76	96
	Total	230	229	234

Broadband Net Adds (in thousands)
Consumer	Fiber	125	120	104
	Copper	(45)	(45)	(55)
	Total	80	75	49

Business + Wholesale (2)	Fiber	8	6	4
	Copper	(7)	(7)	(6)
	Total	1	(1)	(2)

Broadband Churn
Consumer	Fiber	1.41%	1.29%	1.49%	1.30%	1.38%
	Copper	2.57%	2.26%	2.37%	2.30%	2.11%
	Total	1.61%	1.48%	1.71%	1.49%	1.58%

Business + Wholesale (2)	Fiber	1.32%	1.37%	1.50%	1.41%	1.38%
	Copper	2.45%	2.85%	2.05%	2.58%	2.01%
	Total	1.69%	1.89%	1.73%	1.82%	1.66%
Broadband ARPU
Consumer	Fiber	$68.59	$68.54	$65.40	$68.48	$65.41
	Copper	65.17	65.11	59.16	64.27	57.86
	Total	$68.02	$67.91	$63.85	$67.68	$63.33

Business + Wholesale (2)	Fiber	$96.63	$98.72	$98.71	$98.55	$98.36
	Copper	81.84	73.85	64.98	75.83	63.26
	Total	$91.93	$90.08	$84.52	$90.50	$82.86

(1) Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier’s website https://investor.frontier.com.

(2) Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.